The Universal Institutional Funds Inc. Emerging
Markets Debt Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3


Securities Purchased:  Vale Overseas Ltd. 6.250%
due 8/10/2026
Purchase/Trade Date:	8/3/2016
Offering Price of Shares: $100.000
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $1,680,000
Percentage of Offering Purchased by Fund: 0.168%
Percentage of Fund's Total Assets: 0.70%
Brokers: BB Securities Ltd., BNP PARIBAS,
Bradesco BBI, Citigroup, Morgan Stanley
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Saudi International Bond
2.375% due 10/26/2021
Purchase/Trade Date:	10/19/2016
Offering Price of Shares: $99.007
Total Amount of Offering: $5,500,000,000
Amount Purchased by Fund: $2,470,000
Percentage of Offering Purchased by Fund: 0.045%
Percentage of Fund's Total Assets: 1.09%
Brokers: Citigroup, Bank of China, MUFG, HSBC,
BNP PARIBAS, Deutsche Bank, Morgan Stanley,
J.P. Morgan, Goldman Sachs, NCB Capital
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.




Securities Purchased:  Petroleos Mexicanos 6.500%
due 3/13/2027
Purchase/Trade Date:	12/6/2016
Offering Price of Shares: $99.904
Total Amount of Offering: $3,000,000,000
Amount Purchased by Fund: $1,240,000
Percentage of Offering Purchased by Fund: 0.041%
Percentage of Fund's Total Assets: 0.55%
Brokers: BofA Merrill Lynch, Citigroup, JP
Morgan, Mizuho Securities, Morgan Stanley
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.